UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

BADGER STATE ETHANOL, LLC

(Exact name of registrant as specified in its charter)

Wisconsin	333-50568	39-1996522
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

820 West 17th Street		53566
Monroe, WI		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code (608) 329-3900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements.

The following documents were executed by the Company; however, such documents were held in escrow pursuant to the terms of side agreements between the parties.  The side agreements provided that the following documents would only be entered into upon the approval by the City of Monroe, Wisconsin (the “City”) of a subordination agreement by the City to Agstar Financial Services, PCA (“Agstar”) which subordinates the rights and remedies available to the City with respect to the Company’s obligations to the City pursuant to a mortgage and development agreement.  The approval of the City occurred on the evening of June 28, 2005 and the following documents were entered into on June 29, 2005.

Credit Facility

Badger State Ethanol, LLC (the “Company”) executed a new credit facility (the “Credit Facility”) with Agstar dated as of June 22, 2005, which Credit Facility was entered into on June 29, 2005.  The Credit Facility is structured as two term loans in the aggregate amount of $15,491,087 (the “Term Loan”), a convertible loan in the amount of $20,000,000 (the “Convertible Loan”), and a revolving loan in the amount of $9,000,000 (the “Revolving Loan”), which Revolving Loan contains a $1,000,000 sub facility for issuing letters of credit.  The Credit Facility replaces the Company’s current credit facility with First National Bank of Omaha (the “Prior Facility”), and allows the Company to pay in full the amounts owed by the Company to First National Bank of Omaha, to pay expenses incurred by the Company under the Design-Build Agreement (as defined below) and related agreements, and to provide for operating capital and cash management.

The Term Loan is provided pursuant to two Promissory Notes in the original principal amounts of $5,891,087 (“Note #1”) and $9,600,000 (“Note #2”).  Note #1 and  Note #2 bear interest at a variable rate equal to 3% above the LIBOR rate.  The Convertible Loan and the Revolving Loan bear interest at a variable rate equal to 3% above the LIBOR rate.  The Company has the option to convert Note #1, Note #2 and the Convertible Loan to fixed rate loans under certain conditions, and the interest rates for Note #1, Note #2, the Convertible Loan and the Revolving Loan are subject to adjustment based on certain capital conditions of the Company.

Borrowings under the Credit Facility are secured by substantially all of the assets of the Company.  The Credit Facility contains customary financial and other covenants, and includes customary restrictions on certain activities of the Company, such as incurring additional debt.  If an event of default, such as failure to make required payments or a failure to comply with covenants after any applicable grace period, were to occur under the Credit Facility, Agstar would be entitled to, among other remedies, declare all amounts outstanding under the facility immediately due and payable, and to enforce its security interest and mortgage on the assets of the Company.

Design-Build Agreement and Related Documents

The Company has entered into the below agreements as part of a $25,000,000 (subject to customary adjustments) addition to the Company’s ethanol production facility located in Monroe, Wisconsin.

The Company executed an Agreement Between Owner and Design-Builder (the “Design-Build Agreement”), dated as of June 23, 2005, with AMG/GCI, LLC, which was entered into on June 29, 2005.  Pursuant to the Design-Build Agreement, AMG/GCI, LLC will provide architectural, engineering, construction and management services for the design and subsequent construction of an addition to the Company’s ethanol production facility located in Monroe, Wisconsin that incorporates certain processes and technology licensed to the Company by CVP, LLC, a Wisconsin limited liability company.  The parties to the Design-Build Agreement expect the construction of the addition to the Company’s facility to be completed by May, 2006.  Once completed, the addition to the facility is expected to improve the efficiency of the Company’s ethanol production process and allow the Company to produce additional, high quality products.

The Company executed a License Agreement (the “License Agreement”) dated as of June 23, 2005 with CVP, LLC, which was entered into on June 29, 2005.  Pursuant to the License Agreement, CVP, LLC will provide the Company with a license to use certain technologies (the “Licensed Technologies”) owned by CVP, LLC in the construction and operation of the addition to the Company’s plant that will be built pursuant to the Design-Build Agreement.  The license provided under the License Agreement is irrevocable and perpetual.

The Company executed a Services and Guarantee Agreement (the “Services Agreement”) dated as of June 23, 2005 with CVP, LLC, which was entered into on June 29, 2005.  Pursuant to the Services Agreement, CVP, LLC will provide the Company with certain engineering and other services in connection with the License Agreement and the Design-Build Agreement, including performance guarantees for the Licensed Technologies.

Product Marketing Agreement

The Company executed a Corn Protein Concentrate Marketing Agreement (the “Protein Marketing Agreement”) dated as of June 23, 2005 with Quality Technology International, Inc. (“QTI”), which was entered into on June 29, 2005.  Pursuant to the Protein Marketing Agreement, QTI will purchase and market 100% of the Company’s production and output of corn protein concentrate from the Company’s plant in Monroe, Wisconsin as the Company’s exclusive purchaser and marketer of such corn protein concentrate.  The Protein Marketing Agreement will be effective for a period ending five years after the date of the first commercial production of corn protein concentrate by the Company, which commercial production is estimated to begin in May, 2006.  The Company will also pay QTI an agreed upon fee to reimburse QTI for sales, marketing and logistical expenses.  The Protein Marketing Agreement is subject to customary terms and conditions, including certain early termination rights.

Item 1.02.  Termination of a Material Definitive Agreement.

Effective June 30, 2005, the Company’s Prior Facility with the First National Bank of Omaha was terminated.  The Prior Facility bore interest at 6.528%.  As of June 29, 2005, there was $14,472,685 principal outstanding under the Prior Facility.  The Company paid off this amount from the Credit Facility.  The Company incurred early termination penalties of approximately $42,500 in connection with the termination of the Prior Facility.  The Prior Facility was also secured by substantially all of the assets of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER STATE ETHANOL, LLC

By:	/s/ Gary L. Kramer
Gary L. Kramer
President and General Manager

Date:  July 1,  2005